UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2007

iMergent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On August 21, 2007,  iMergent, Inc. (the “Company”)  filed an emergency Petition for a Writ of Supersedeas in the California Court of Appeals seeking review of an August 14, 2007 order of the Superior Court of Ventura County, California (the “Court”).  That order, which the Court made without explanation, denied the Company’s request for a stay of the Court’s August 7, 2007 order granting a mandatory temporary restraining order (the “TRO”) which requires the Company to register under the California Seller Assisted Marketing Plans Act (California Civil Code § 1812.200-1812.221) (the “SAMP Act”) in order to continue conducting business in the State of California.

The Company believes that when it filed a notice of appeal of the TRO on August 10, 2007, the notice of appeal triggered an automatic stay of enforcement of the TRO, and therefore, pending resolution of the Company’s appeal, also stays any further injunction proceedings, including the August 28, 2007 hearing on a Preliminary Injunction.

The Company does not know if the Court of Appeals will rule upon the emergency petition prior to the Company’s five seminars which are currently scheduled to occur in California during the week of August 20, 2007.  The Company intends to go forward with the scheduled seminars and, if there is no affirmative ruling by the Court of Appeals, the Company will provide training to all participants without engaging in any sales.

The August 28, 2007 hearing on the Preliminary Injunction remains on the Court’s calendar and, at this time, the Company is not certain if filing the Petition for the Writ of Supersedeas will affect the timing of that hearing.  The Company will be prepared to attend the hearing on the Preliminary Injunction unless there is either a Court or Appeals or Superior Court order canceling that hearing.

In the event the Company is unable to either (i) obtain a stay of the TRO, or (ii) prevail at the August 28, 2007 hearing on the Preliminary Injunction, the Company will consider a temporary registration as a SAMP to allow it to conduct business in the State of California while continuing to defend the action, seeking a permanent stay and prosecuting its appeal through which the Company will seek an order finding the SAMP Act unconstitutional.

Except for the historical information contained in this report, the statements made by the Company are forward-looking statements that involve risks and uncertainties.  All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  The Company’s future performance could differ significantly from the expectations of management and from results expressed or implied including, but not limited to, (1) that the Company will properly file a Petition for a Writ of Supersedeas ; (2) that the Company can hold the scheduled seminars, and if there is no affirmative ruling by the Court of Appeals, provide training to all participants without engaging in any sales; (3) that the Company, in fact, does not sell a SAMP; (4) that the Company’s interpretation that the SAMP Act is unconstitutionally vague is correct; and (5) that the Company can or will temporarily register as a SAMP to allow it to conduct business in the State of California while continuing to defend the action, seeking a permanent stay and prosecuting its appeal through which the Company will seek an order finding the SAMP Act unconstitutional.

For further information on other risk factors, please refer to the “Risk Factors” contained in the Company’s Form 10-K for the year ended June 30, 2006, and its Forms 10-Q for the quarterly periods ended September 30, 2006, December 31, 2006, and March 31, 2007.  The information in Item 8.01 of this report is being furnished, not filed, pursuant to Form 8-K.  Accordingly, this information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert M. Lewis
By: Robert M. Lewis, Chief Financial Officer
Date: August 21, 2007